UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	OTC ID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2026, ProPhase Labs, Inc. (the “Company”) entered into a Loan Agreement with J.J. Astor & Co. (the “Lender”) providing for a senior secured convertible loan in the original principal amount of $2,085,000 in exchange for funding of $1,500,000, before the deduction of agreed-upon fees, reserves and other amounts provided for in the Loan Agreement. The Company received net proceeds at closing of $1,020,000 in accordance with the terms of the Loan Agreement. The loan is payable in weekly installments and matures in accordance with the terms set forth in the Loan Agreement.

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement, dated July 31, 2026, by and between ProPhase Labs, Inc. and J.J. Astor & Co.
10.2	Form of $2,085,000 senior secured installment promissory note of ProPhase Labs, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: August 06, 2026